Agora Holdings Inc. Signs Second Addendum to Share Exchange Agreement with
Shareholders of eSilkroad Network Limited

TORONTO, ON, October 5, 2018 -- via NEWMEDIAWIRE - Agora Holdings Inc. (OTC PINK: AGHI) (the "Company") today announced that on October 4, 2018, a second addendum to a Share Exchange Agreement originally signed April 17, 2018 has been signed between the Company and the controlling shareholders of eSilkroad Network Limited ("eSilkroad").

This Second addendum concludes the remaining terms between the Parties in order to close the Share Exchange Agreement.

Under the terms of the originally executed Share Exchange Agreement (the "Agreement"), the Company was to issue 7,000,000 shares respectively to each of the two shareholders of eSilkoard.  The focus of both eSilkroad and eSilkroad Ukraine is a conceptual B2B platform that intends to make the interaction between businesses and non-profit organizations throughout the world faster, more effective, and less costly. The Second addendum to the Agreement amends the terms to provide for the issuance of 7,136,600 shares respectively to the each of the two shareholders, and further acknowledges a change to the eSilkroad share capital whereby the two founding shareholders have established a class of non-voting shares, which class of shares is expected to be used for future corporate financing.

Ruben Yakubov, the Company's president stated, "With this final addendum in place each of the parties to the Agreement are now moving to close as early as practicable. Each of Agora and eSilkroad have commenced the process of completing share transfers and issuing new treasury shares as required to fulfill the final terms and complete the transaction."

Concurrent with the closing of the aforementioned Agreement, Agora intends to file an application to up-list to OTC:QB in order to allow for access to larger capital markets.   Additionally, the Company will be upgrading its website to better reflect its current business operations.

About Agora Holdings Inc.

Agora Holdings Inc., together with its subsidiary Geegle Media and affiliates, is presently an entertainment and media enterprise. Agora Holdings Inc. brings together media and technology, driving innovation to enhance online entertainment in five business segments: media networks, TV, studio entertainment, consumer products and interactive media. Agora is seeking to expand its portfolio to include dynamic and interactive web-based networking platforms for global implementation.

About Esilkroad Network Limited and subsidiaries

Esilkroad Network Limited and its subsidiary, eSilkroad of Ukraine, is a conceptual B2B platform that intends to make the interaction between businesses and non-profit organizations throughout the world faster, more effective, and less costly. eSilknet, the web-based platform under development by eSilkroad Network Limited will allow users to search for and communicate with business partners, search for and post proposals for investment and opportunity in developing projects globally, place advertisements for products and services, communicate securely on trade and project development and attract professional services for specific project-based needs. The concept of eSilknet is in line with the original concept of the "silkroad", facilitating trade and commerce between countries, only a global scale. eSilkroad Network is currently negotiating the acquisition of complementary platform, "eSilktrade" which has been under development privately in Shanghai for several years. eSilkroad Network believes the combined expertise of its Ukraine based eSilkroad development team and the existing team at eSilktrade can integrate the live trade platform into its B2B site further enhancing value for its users. http://www.esilknet.com

Disclaimer -- Forward-Looking Statements

This press release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that could cause future results to differ materially from the forward-looking statements. You should consider these factors in evaluating the statements herein, and not rely on such statements. Forward-looking statements in this release are made as of the date hereof and Agora Holdings Inc. undertakes no obligation to update such statements.

Agora Holdings Inc.
info@agoraholdingsinc.com
Tel: 1.844.625.8896